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                                                                EXHIBIT 11.01


                         TRANSACTION SYSTEMS ARCHITECTS, INC.
               STATEMENT OF NET INCOME PER COMMON AND EQUIVALENT SHARE




For the three months ended June 30, 1996:

      Weighted average common shares outstanding                25,445,000
      Common equivalent shares from stock options granted
         (using the treasury method)                             1,357,000
                                                               -----------

      Shares used in computation                                26,802,000
                                                               -----------
                                                               -----------

      Net income                                                $3,251,000
                                                               -----------
                                                               -----------

      Net income per common and equivalent share                $     0.12
                                                               -----------
                                                               -----------


For the three months ended June 30, 1995:

      Weighted average common shares outstanding                23,152,000
      Common equivalent shares from stock options granted
         (using the treasury method)                             1,219,000
                                                               -----------

      Shares used in computation                                24,371,000
                                                               -----------
                                                               -----------

      Net income                                               $ 2,838,000
                                                               -----------

      Net income per common and equivalent share               $      0.12
                                                               -----------
                                                               -----------


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